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                                                                 EXHIBIT 99.6(b)



                       PRUDENTIAL SECURITIES INCORPORATED
                               One Seaport Plaza
                              New York, NY  10292

                            Selected Dealer Agreement
                           --------------------------



                                                        Date


Name of Outside Dealer
Address


Attn:


Dear Sirs:

     As the distributor of shares of certain investment companies presently or hereafter managed by Prudential Mutual Fund Management, Inc., shares of which companies are distributed by us at their respective net asset values plus sales charges, if any, pursuant to Distribution Agreements between us and each company (the "Funds"), we invite you to participate as a selected dealer in the distribution of shares of any and all of the Funds as set forth at Schedule A, upon the following terms and conditions:


     1. You are to offer and sell such shares only at the public offering prices which shall be currently in effect, in accordance with the terms of the then current prospectus of each Fund. You shall not have authority to act as agent for the Fund, for us, or for any other dealer in any respect. All orders are subject to acceptance by us and become effective only upon confirmation by us.


     2.  On each sale of shares by you, the total sales charges or
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discounts, if any, to selected dealers shall be as stated in each Fund's then current prospectus.


     (a) With respect to Class A shares and shares of other Funds that are sold with an initial sales charge, the sales charge and pay out to selected dealer shall be as stated in each Fund's current prospectus, as may be amended from time to time. The foregoing shall be payable only upon the purchase of shares of the Funds and shall not be paid for shares acquired through dividend/or capital gains distribution reinvestment or shares acquired in exchange for shares of another Fund. With respect to Class A shares and other Funds that are sold with a front-end sales charge, such sales charges to selected dealers are subject to reductions under a variety of circumstances (e.g. Letters of Intent and Rights of Accumulation) as described in each Fund's then current prospectus. To obtain these reductions, we and the Funds' transfer agent must be notified when the sale takes place which would qualify for the reduced sales charge.


     (b) Subject to other provisions of this agreement, from time to time an account servicing fee shall be paid to selected dealer with respect to money market funds, Class A shares and on shares of other funds that are sold with an initial sales charge. Such fees shall be payable only on accounts for which selected dealer provides personal service and/or maintenance services for shareholder accounts.


     (c) With respect to Class B shares, you shall be paid a sales commission, as may be amended from time to time (upon notice to you), based upon the net asset value of all Class B shares purchased by customers of the selected dealer. The foregoing is payable only upon the purchase of shares of the Funds and shall not be paid for shares acquired through dividend/capital gains distribution reinvestment or shares acquired in exchange for shares of another Fund.


     (d) Subject to other provisions of this agreement, from time to time an account servicing fee shall be paid to selected

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     dealer for Class B shares. Such fee shall be payable only on accounts for which selected dealer provides personal service and/or maintenance services for shareholder accounts.


     (e) With respect to Class C shares, you shall be paid a sales commission, as may be amended from time to time (upon notice to you), based upon the net asset value of all Class C shares purchased by customers of the selected dealer. The foregoing is payable only upon the purchase of shares of the Funds and shall not be paid for shares acquired through dividend/capital gains distribution reinvestment or shares acquired in exchange for shares of another Fund.



     (f) Subject to other provisions of this agreement, from time to time an account servicing fee shall be paid to selected dealer for Class C shares. Such fee shall be payable only on accounts for which selected dealer provides personal service and/or maintenance services for shareholder accounts.


     (g) With respect to payment of the fees as set forth at paragraphs  (b),
     (d) and (f) above, we may, from time to time establish a minimum quarterly account balance for each Fund in order for you to be entitled to such fees. We reserve the right to not pay any such fees as described above if the quarterly account balance does not reach a certain level as may be determined by us from time to time.


     3. As a selected dealer, you are hereby authorized to: (i) place purchase orders on behalf of investors or for your own bona fide investment through us for shares of the Funds which orders are to be effected subject to the applicable terms and conditions governing the placement of orders by us set forth in the Distribution Agreement between each Fund and us and subject to the applicable compensation provisions set forth in each Fund's then current prospectus; and (ii) to tender shares directly to the Fund or its agent for redemption subject to the applicable terms and conditions set forth in each Distribution Agreement.

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     4.  Redemption of shares will be made at the net asset value of such shares in accordance with the then current prospectus of each Fund.


     5.  You represent and warrant that:


           (a) You are a registered broker dealer with the Securities and Exchange Commission and a member of the National Association of Securities Dealers, Inc. and that you agree to abide by the Rules of Fair Practice of such Association,


           (b) You are a corporation duly organized and existing and in good standing under the laws of ______________ and that you are duly registered or exempt from registration as a broker-dealer in all fifty states, Puerto Rico and other territories and that you will not offer shares of any Fund for sale in any state where they are not qualified for sale under the Blue Sky laws and regulations of such states or where you are not qualified to act as a dealer.


       (c) You are empowered under applicable laws and by your charter and by-laws to enter into and perform this Agreement and that there are no impediments, prior or existing, regulatory, self-regulatory, administrative, civil or criminal matters affecting your ability to perform under this Agreement,


           (d) All requisite corporate proceedings have been taken to authorize you to enter into and perform this Agreement,


           (e) You agree to keep in force appropriate broker's blanket bond insurance policies covering any and all acts of your employees, officers and directors adequate to reasonably protect and indemnify PSI and the Funds against any loss which any party may suffer or incur, directly or indirectly, as a

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     result of any action by you, or your employees, officers and directors.


     6. This Agreement is in all respects subject to Section 26 of the Rules of Fair Practice of the National Association of Securities Dealers, Inc. which shall control any provisions to the contrary in this Agreement.


     7.  You agree:

          (a) To purchase shares on behalf of investors only through us or to sell shares only on behalf of your customers.


          (b) To purchase shares on behalf of investors through us only for the purpose of covering purchase orders already received from your customers or for your own bona fide investment.


          (c) That you will not purchase from, or sell any shares on behalf of, investors at prices lower than the redemption prices then quoted by the Funds. You shall, however, be permitted to sell shares for the account of their record owners to the Fund at the redemption prices currently established for such shares and may charge the owner a fair commission for handling the transaction.


          (d)  That you will not delay placing customers' orders for shares.

          (e) That if any shares confirmed to you hereunder are redeemed by the Funds within seven days after such confirmation of your original order, you shall forthwith refund to us the full sales charge or discount, if any, allowed to you on such sales. We shall forthwith pay to the Fund our share of the sales charge, if any, on the original sale, and shall also pay to the Fund the refund from you as

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               herein provided. Termination or cancellation of this Agreement shall not relieve you or us from the requirements of this subparagraph.

          (f) As a condition of the receipt of an account servicing fee as described at Sections 2(b), 2(d) and 2(f), you agree to provide to shareholders of the Fund(s) personal service and/or maintenance services with respect to shareholder accounts.


          (g) At your own expense to defend any suit, claim, action or other proceeding brought by any party against the Funds, Prudential Mutual Fund Services, Inc. ("PMFS"), the Funds' transfer agent or PSI and indemnify and hold harmless PMFS, PSI and the Funds, their officers, directors, employees, agents and assigns, from and against any and all direct or indirect losses, claims, demands, damages (including consequential damages), liabilities, attorneys' fees, interest and other costs, all expenses of litigation or arbitration and any amounts agreed upon in settlement, that may be assessed against, suffered or incurred by any one or more of the above parties (whether pursuant to this Agreement or otherwise) as a result of or arising out of, directly or indirectly, any sale of the Funds, breach of representations or warranties herein; or as a result of or arising out of, directly or indirectly, your failure to comply with the terms of this Agreement; or as a result of or arising out of, directly or indirectly, any error or omission in any event whether such action, failure, error, omission, misconduct or breach is committed by you or by your employees or agents, whether or not authorized or acting within the scope of their employment, pursuant to this Agreement, including that which may arise out of the malfunction of equipment, systems and programs; or as a result, directly or indirectly, of not obtaining sufficient authorization of all customers' communications and actions regarding such customers'

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               accounts, including all transfers; or as a result, directly or indirectly, of any refusal by PSI to accept a purchase from a customer. Your obligations under this sub-section (g) shall survive the termination of this Agreement.


     8. We shall not accept from you any conditional orders for shares. Delivery of certificates, if any, for shares purchased shall be made by the Fund only against receipt of the purchase price, subject to deduction for sales charge or discount reallowed to you and our portion of the sales charge on such sale, if any. If payment for the shares purchased is not received within the time customary for such payments, the sale may be canceled forthwith without any responsibility or liability on our part or on the part of the Funds (in which case you will be responsible for any loss, including loss of profit, suffered by the Funds resulting from your failure to make payments as aforesaid), or, at our option, we may sell on your behalf the shares ordered back to the Funds (in which case we may hold you responsible for any loss, including loss of profit, suffered by us resulting from your failure to make payment as aforesaid).


     9. Shares of the Funds are qualified for sale or exempt from qualification in all 50 states, the District of Columbia and Puerto Rico. Qualification of shares of the Funds in the various states, including the filing in any state of further notices respecting such shares, is our responsibility or the responsibility of the Funds.


     10. You will not offer or sell any of the shares except under circumstances that will result in compliance with the applicable Federal and state securities laws and in connection with sales and offers to sell shares you will furnish to each person to whom any such sale or offer is made a copy of the applicable then current prospectus. All out-of-pocket expenses incurred in connection with your activities under this agreement will be borne by you.


     11. We shall be under no obligation to you except for obligations expressly assumed by us herein. Nothing herein

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contained, however, shall be deemed to be a condition, stipulation or provision binding any persons acquiring any security to waive compliance with any provision of the Securities Act of 1933, or of the Rules and Regulations of the Securities and Exchange Commission or to relieve the parties hereto from any liability arising under the Securities Act of 1933.



     12. Notwithstanding anything to the contrary contained herein, from time to time during the term of this Agreement PSI may (but is not hereby obliged to) make payments to you, in consideration of your furnishing personal service and/or maintenance services for shareholder accounts with respect to the Funds. Any such payments made pursuant to this Section 12 shall be subject to the following terms and conditions:


     (a) Any such payments shall be in such amounts as we may from time to time advise you in writing but in any event not in excess of the amounts permitted, if any, by each Fund's Plan of Distribution in effect. Any such payments shall be in addition to the selling concession, if any, allowed to you pursuant to this Agreement.


     (b) The provisions of this Section 12 relate to each Plan of Distribution adopted by the Fund pursuant to Rule 12b-1 under the Investment Company Act of 1940 (the "Act").


     (c) The provisions of this Section 12 and any other related provisions applicable to a Fund shall remain in effect for not more than a year and thereafter for successive annual periods only so long as such continuance is specifically approved at least annually in conformity with Rule 12b-1 under the Act. The provisions of this Section 12 shall automatically terminate with respect to a particular Plan in the event of the assignment (as defined by the Act) of this Agreement or in the event such Plan terminates or is not continued or in the event this Agreement terminates or ceases to remain in effect. In addition, the provisions of this Section 12 may be

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          terminated at any time, without penalty, by either party with respect to any particular Plan on not more than 60 days' nor less than 30 days' written notice delivered or mailed by registered mail, postage prepaid, to the other party.


     13. No person is authorized to make any representations concerning shares of the Funds except those contained in the current prospectuses, statements of additional information ("SAI") or printed information issued by each Fund or by us as information supplemental to each prospectus. We shall supply prospectuses, reasonable quantities of supplemental sales literature, sales bulletins, and additional information as issued and/or requested by you. You agree not to use any other advertising or sales material relating to the Funds, unless forwarded to PSI's Marketing Review Department to the attention of Ms. Christine Howard, 199 Water St., New York, New York 10292, for review prior to use and approved in writing by us in advance of such use. Any printed information furnished by us other than the then current prospectuses and SAIs for the Funds, periodic reports and proxy solicitation materials is our sole responsibility and not the responsibility of the Funds, and you agree that the Funds shall have no liability or responsibility to you in these respects unless expressly assumed in connection therewith.


     14. Either party to this Agreement may terminate the Agreement by giving 30 days written notice to the other. Such notice shall be deemed to have been given on the date on which it was either delivered personally to the other party or any officer or partner thereof, or was mailed postpaid or delivered to a telegraph office for transmission to the other party at his or its address as shown below. This Agreement may be amended by us at any time and your placing of an order after the effective date of any such amendment shall constitute your acceptance thereof.


     15. This Agreement shall be construed in accordance with the laws of the State of New York and shall be binding upon both parties hereto when signed by us and accepted by you in the space provided below.

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     16.  This Agreement is in full force and effect as of the date hereof and supersedes all previous agreements.


                                    Very truly yours,

                                    PRUDENTIAL SECURITIES
                                        INCORPORATED


                                    By: _______________________
                                    Title:






Firm Name _____________________________________________________

Address  ______________________________________________________

City ___________________  State ___________  Zip Code _________



ACCEPTED BY (signature) _______________________________________

Name (print) _________________________  Title _________________

Date __________________________ 199__  Phone # ________________

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               Please return two signed copies of this Agreement
                  (one of which will be signed above by us and
                thereafter returned to you) in the accompanying
                              return envelope to:


                       Prudential Securities,Incorporated
                                   Attention:
                     National Sales & Marketing Department
                         One Seaport Plaza, 32nd Floor
                               New York, NY 10292




/psima/psiwarehouse/

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